                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement          [ ]  Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2))

[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                         UNITED THERAPEUTICS CORPORATION
                (Name of Registrant as Specified In Its Charter)



Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                     [UNITED THERAPEUTICS CORPORATION LOGO]

                               1110 SPRING STREET
                             SILVER SPRING, MD 20910


                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 23 , 2000

NOTICE IS HEREBY GIVEN that the 2000 annual meeting of stockholders of United Therapeutics Corporation, a Delaware corporation, will be held at The Peninsula, 700 Fifth Avenue, New York, NY 10019, on Tuesday, May 23, 2000, at 11:00 a.m Eastern Time, for the following purposes:

1.       To elect directors;

2. To approve an amendment to the United Therapeutics Amended and Restated Equity Incentive Plan to permit grants to employees and consultants of subsidiaries of United Therapeutics; and

3. To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed April 7, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and all adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at United Therapeutics' executive offices not less than ten days prior to the annual meeting and at the annual meeting.


                                         By the order of the Board of Directors,


                                         Paul A. Mahon
                                         Assistant Secretary and General Counsel

April 14, 2000
Silver Spring, Maryland

         EVEN IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                         UNITED THERAPEUTICS CORPORATION
                               1110 SPRING STREET
                             SILVER SPRING, MD 20910

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2000

         This proxy statement is solicited on behalf of the Board of Directors in connection with the annual meeting of stockholders to be held on Tuesday, May 23, 2000 at 11:00 a.m., local time, at The Peninsula, 700 Fifth Avenue, New York, NY 10019, and all adjournments thereof. This proxy statement along with the accompanying proxy card is being mailed to stockholders commencing on or about April 14, 2000.

PROXY PROCEDURE

         If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented by the proxy card will be voted in accordance with the stockholder's directions or, if no directions are indicated, the shares will be voted in accordance with the recommendation of the Board of Directors as specified in this proxy statement. If the enclosed proxy is executed and returned to United Therapeutics, it nevertheless may be revoked at any time before it is exercised (i) by written notice to the Secretary of United Therapeutics at the company's principal executive offices at 1110 Spring Street, Silver Spring, MD 20910, (ii) by properly submitting to the Secretary at the company's principal executive offices a duly executed proxy bearing a later date, or (iii) by attending the meeting and voting in person.

PROXY SOLICITATION

         All costs of solicitation of proxies will be borne by United Therapeutics. In addition to the solicitation of proxies by use of the mails, United Therapeutics may utilize the services of the officers and regular employees of United Therapeutics (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone. United Therapeutics will request banks, brokers, custodians, nominees and fiduciaries to forward copies of the proxy solicitation materials to beneficial owners and to request authority for the execution of proxies. United Therapeutics will reimburse such persons or entities for their expenses in doing so.

VOTING AT MEETING

         Only holders of record of the common stock of United Therapeutics at the close of business on April 7, 2000 are entitled to notice of, and to vote either in person or by proxy, at the annual meeting. At the close of business on April 7, 2000, 18,567,389, shares of common stock were issued and outstanding. Each share of common stock held of record as of the record date is entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

         A majority of the outstanding shares of common stock on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock represented by proxies that are marked "without authority," with respect to the election of any one or more nominees for election as directors, or that abstain from voting, will be counted for the purpose of determining whether there is a quorum for the transaction of business at the annual meeting. Broker non-votes will be treated as not represented at the annual meeting as to any matter for which a non-vote is indicated on the broker's proxy.

         The affirmative vote of a plurality of the shares present in person or represented by proxy at the annual meeting is required to elect directors. "Plurality" means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the annual meeting. Consequently, any shares represented at the annual meeting but not voted for any reason have no impact on the election of directors. The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the annual meeting is required to approve the amendment to the Equity Incentive Plan.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         United Therapeutics' Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall consist of not less than five and not more than twenty directors, the exact number to be determined from time to time by resolution of the Board of Directors. By resolution, the Board of Directors has currently set the number of directors at nine. The Amended and Restated Certificate of Incorporation also provides for a classified Board of Directors divided into three classes whose terms expire at different times. At the annual meeting, all nine members will be elected to the Board of Directors as follows: (1) three Class I directors will each serve a term of three years and their terms in office will expire in 2003;
(2) three Class II directors will each serve an initial term of one year and their initial terms in office will expire in 2001; and (3) three Class III directors will each serve an initial term of two years and their initial terms will expire in 2002.

         The Board of Directors has no reason to doubt the availability of its nominees, and each nominee has indicated a willingness to serve if elected. If any nominee declines or is unable to serve for any reason, it is intended that, at the discretion of the Board of Directors, the Board of Directors will appoint a replacement director or the size of the Board will be reduced. Stockholders voting at the annual meeting may not vote for more than the number of nominees listed in the enclosed proxy.

         The persons named on the enclosed proxy card intend to vote such proxy for the election of the nine nominees named below as directors of United Therapeutics, unless the stockholder indicates on the proxy card that the vote should be withheld or contrary directions are indicated. If the proxy card is signed and returned without any direction given, shares of stock represented by the proxy will be voted FOR the election of the nine nominees named on the proxy card.

              INFORMATION REGARDING NOMINEES FOR CLASS I DIRECTORS
                    TO BE ELECTED FOR TERMS EXPIRING IN 2003

         Martine A. Rothblatt, J.D., M.B.A. (age 45), is a co-founder of United Therapeutics. She has served as Chairman of its Board of Directors and Chief Executive Officer since its inception in 1996. In 1995, Ms. Rothblatt endowed the PPH Cure Foundation to help find cures for pulmonary hypertension, which afflicts one of her daughters, and continues to manage the foundation. Since 1990, she has helped develop, as an independent consultant, satellite communications businesses, including CD Radio Inc. (now Sirius Satellite Radio Inc.), which she founded and served as Chairman and Chief Executive Officer until December 1992, and WorldSpace Corp., which she co-founded and served as Chief Operating Officer from January 1993 through January 1995. Since February 1995 Ms. Rothblatt has served as President of Beacon Projects, Inc., a company she incorporated for her satellite communications consulting and real estate management activities, and as Of Counsel to the law firm of Mahon Patusky Rothblatt & Fisher, Chartered. Ms. Rothblatt also serves as Vice Chairman of the Law and Medicine Committee of the International Bar Association and President of the William Harvey Medical Research Foundation. Ms. Rothblatt devotes substantially all of her time to the affairs of United Therapeutics.

         James W. Crow, Ph.D. (age 56), is a co-founder of United Therapeutics and has served as President and Chief Operating Officer and as a member of its Board of Directors since its inception in 1996. Prior to 1996, Dr. Crow worked for more than 18 years at Glaxo Wellcome Inc., formerly Burroughs Wellcome Co., in positions such as International Project Leader, Associate Medical Director and Senior Clinical Research Scientist. While he was associate director of the Pulmonary II Section, Dr. Crow led the team that developed and obtained FDA approval for Flolan for the treatment of primary pulmonary hypertension patients in September 1995.

         Gilles Cloutier, Ph.D. (age 55), is a co-founder of United Therapeutics and has served as Executive Vice President, Business Development and Treasurer and as a member of its Board of Directors since its inception in

1996. He also served as Chief Financial Officer from December 1997 to January 2000. Prior to 1996, Dr. Cloutier served as President of CatoPharma Canada, Inc. from April 1992 to February 1997. From April 1990 to April 1992, Dr. Cloutier was the Vice President of Clinical Operations at Quintiles Transnational Corp. Dr. Cloutier has more than 24 years of experience in all phases of the drug development process in the United States, Canada and other international locations.

              INFORMATION REGARDING NOMINEES FOR CLASS II DIRECTORS
                    TO BE ELECTED FOR TERMS EXPIRING IN 2001

         Olivia Giscard d'Estaing, M.S.B. (age 38), has served on the Board of Directors since July 1998. She has been employed as Director of Asset Management Services at Banque Eurofin since 1988. She is in charge of mutual fund management with assets over $1 billion.

         H. Beecher Hicks, III, M.B.A. (age 32), has served as Vice President of Bank of America Catalyst Fund since 1999. From 1996 to 1999, Mr. Hicks served as Vice President of Banc of America Securities LLC. From 1993 to 1995, Mr. Hicks served as Senior Associate with PriceWaterhouseCoopers LLP, Financial Advisory Services, Mergers & Acquisitions. Prior to 1993, Mr. Hicks worked at the Monsanto Company. From 1998 to 1999, Mr. Hicks also served as a White House Fellow, Corporation for National Service.

         Michael C. Miles, M.B.A. (age 44), co-founded McManus & Miles, an investment bank specializing in financial advisory and private placement services, in 1989 and has served as its managing director since 1989. Prior to co-founding McManus & Miles and since 1982, Mr. Miles served at The First Boston Corporation where he specialized in merger and project related financings.

             INFORMATION REGARDING NOMINEES FOR CLASS III DIRECTORS
                    TO BE ELECTED FOR TERMS EXPIRING IN 2002

         Shelmer D. Blackburn, Jr., B.A. (age 39), is a co-founder of United Therapeutics and has served as Director of Operations, Secretary and a member of its Board of Directors since its inception in 1996. In 1999, Mr. Blackburn was promoted to Vice President of Operations. Prior to 1996, Mr. Blackburn worked for eight years at Glaxo Wellcome Inc., formerly Burroughs Wellcome Co., where he was responsible for the design and management of clinical trials for Flolan, as well as for an artificial surfactant for the treatment of neonatal patients with respiratory distress syndrome.

         Noah A. Samara, J.D., M.B.D. (age 43), has served on the Board of Directors of United Therapeutics since 1997. He has served as Chairman and Chief Executive Officer of WorldSpace Corporation, a satellite communications company, since August 1990.

         David Gooray, M.D. (age 50), has served on the Board of Directors of United Therapeutics since December 1997. Dr. Gooray has practiced cardiovascular medicine in Virginia, Maryland and the District of Columbia since July 1986. Since 1986, he has also served as an instructor in medicine at Howard University Medical School and principal investigator in a National Institutes of Health study.

         There are no family relationships between or among any director, director nominee and executive officer of United Therapeutics.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF UNITED THERAPEUTICS.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


         The following table sets forth certain information with respect to the beneficial ownership of United Therapeutics' common stock as of April 7, 2000 by each person who United Therapeutics knows owns more than 5% of its common stock, each of its directors, each of its named executive officers, and all of its directors and executive officers as a group. The address of each person listed below is the company's address. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to rights, options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table. Percentage of beneficial ownership is based on 18,567,389 shares of common stock outstanding. Unless otherwise indicated, to the knowledge of United Therapeutics, all persons listed have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.


                                                         NUMBER OF SHARES OF        PERCENTAGE OF
                                                             COMMON STOCK            OUTSTANDING
NAME                                                      BENEFICIALLY OWNED            SHARES
----                                                      ------------------            ------

Noah A. Samara................................                2,238,729                 12.1%
Martine A. Rothblatt(1).......................                1,150,927                  6.2%
Jean-Guy Lambert(2)...........................                  472,776                  2.5%
James W. Crow(3)..............................                  367,001                  2.0%
Gilles Cloutier(4)............................                  396,666                  2.1%
Shelmer D. Blackburn, Jr.(5)..................                  400,909                  2.2%
Olivia Giscard d'Estaing(6)...................                  134,676                   *
David Gooray, M.D.............................                   11,333                   *
Henry Hicks...................................                       --                   --
Michael Miles.................................                   10,000                   *
All directors and executive officers as a group
       (12 persons)(7)........................                5,205,704                 28.0%

----------------------

* Represents less than one percent.

(1) Includes 16,776 shares held by Ms. Rothblatt's minor children and 373,204 shares held by her spouse. Ms. Rothblatt disclaims beneficial ownership of such shares. Also includes 40,000 shares of common stock issuable upon exercise of stock options within 60 days.

(2) Includes 392,500 shares of common stock owned by Dacha Capital, Inc. Mr. Lambert is the President and Chief Executive Officer of Dacha Capital. Mr. Lambert disclaims beneficial ownership of shares held by Dacha Capital except to the extent of his proportionate interest therein. Also includes 41,666 shares of common stock issuable upon exercise of stock options within 60 days.

(3) Includes 36,668 shares of common stock issuable upon exercise of stock options within 60 days.

(4) Includes 376,666 owned by The Hammock House Inc., LLC. Dr. Cloutier is the Managing Director of Hammock House. Also includes 30,000 shares of common stock issuable upon exercise of stock options within 60 days.

(5) Includes 21,668 shares of common stock issuable upon exercise of stock options within 60 days.

(6) Includes 129,676 shares of common stock owned by Caisse Central des Banques Populaires, an affiliate of Eurofin. Ms. Giscard d'Estaing is the Director of Asset Management at Banque Eurofin. Ms. Giscard d'Estaing disclaims beneficial ownership of shares held by Caisse Central des Banques Populaires.

(7) Includes 183,335 shares of common stock issuable upon exercise of stock options within 60 days.

         Prior to its initial public offering on June 17, 1999, United Therapeutics was a private company. Directors and executive officers of the company beneficially owned 59.6% of the outstanding shares of the company's common stock before the initial public offering. Such persons now beneficially own 28.0% of the outstanding shares.

                         BOARD MEETINGS AND COMMITTEES;
                            COMPENSATION OF DIRECTORS

BOARD OF DIRECTORS

         The Board of Directors met ten times in 1999. The Board of Directors has a compensation committee, an audit committee and a nominating committee. Dr. Gooray and Ms. D'Estaing attended fewer than seventy-five percent of all meetings of the Board of Directors and committees on which they served in 1999.

COMPENSATION COMMITTEE

         Members: David Gooray, M.D. and Noah A. Samara

         The Compensation Committee met three times in 1999. The Compensation Committee is responsible for the overall design, approval and implementation of the executive compensation plans, policies and programs for officers and other key executives of United Therapeutics. The Compensation Committee responsibilities include: determining compensation levels, based on information about compensation levels of other companies, company performance, stockholder return and individual performance, for executive officers of United Therapeutics and administering United Therapeutics' equity incentive plan.

AUDIT COMMITTEE

         Members: David Gooray, M.D., Jean-Guy Lambert and Olivia Giscard
                  D'Estaing

         The Audit Committee met twice in 1999. The Audit Committee responsibilities include: reviewing written disclosures and letters from United Therapeutics' independent auditors; evaluating the qualifications and performance of the independent auditors; meeting with the independent auditors in advance of the annual audit to review the scope of the proposed annual audits and quarterly reviews; approving the compensation of the independent auditors; reviewing with independent auditors any matters required to be discussed pursuant to Statement of Auditing Standards No. 61; reviewing and discussing with financial management and independent auditors financial statements proposed to be included in United Therapeutics' Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and make recommendation regarding inclusion of financial statements in Annual Report on Form 10-K; and discussing annually with independent auditors the adequacy and effectiveness of United Therapeutics' internal controls and assessing progress management has made in addressing issues raised by independent auditors.

NOMINATING COMMITTEE

         Members: Martine A. Rothblatt, James W. Crow, Ph.D. and Noah A. Samara

         The Nominating Committee did not meet in 1999, but met once during the first quarter of 2000 to consider and make recommendations to the full Board of Directors concerning the slate of director nominees for the 2000 annual meeting. The Nominating Committee reviews and recommends candidates for the Board of Directors. Pursuant to United Therapeutics' Amended and Restated Certificate of Incorporation, the Board of Directors will accept nominations of persons for election to the Board of Directors from any stockholder of United Therapeutics who is entitled to vote at the annual meeting of stockholders as of the record date for the annual meeting of stockholders and who submits a notice to United Therapeutics in accordance with the Amended and Restated Certificate of Incorporation. The notice must set forth the information about the nominee and the stockholder making the nomination required by United Therapeutics' Amended and Restated Certificate of Incorporation and the information required by the federal proxy solicitation rules. See "Stockholder Proposals and Director Nominations," below.

DIRECTOR COMPENSATION

         United Therapeutics reimburses each member of its Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. Each director who is not also an employee also receives a fee of $8,000 per year. Beginning in 2000, each non-employee director will be granted a non-qualified option to purchase 100 shares of United Therapeutics Common Stock for each meeting attended by the director. Such options shall be exercisable at a price equal to the closing price of the stock as reported on Nasdaq on the date of grant.

                                   MANAGEMENT

         The following table sets forth certain summary information concerning the compensation awarded to or earned by United Therapeutics' Chief Executive Officer and the other executive officers who earned in excess of $100,000 in cash compensation during the years ended December 31, 1999 and 1998. All options reflected in the chart were awarded under United Therapeutics' Amended and Restated Equity Incentive Plan.

                           SUMMARY COMPENSATION TABLE

                                                                                                    SECURITIES
                                                                                                    UNDERLYING
NAME AND PRINCIPAL POSITION                                 YEAR         SALARY         BONUS       OPTIONS(#)
---------------------------                                 ----         ------         -----       ----------

Martine A. Rothblatt.................................       1999        $167,340       $18,000        80,000
  Chairman and Chief Executive Officer                      1998         120,000            --        83,333

James W. Crow........................................       1999         160,000        16,000        40,000
  President and Chief Operating Officer                     1998         150,000            --        69,999

Gilles Cloutier......................................       1999         160,000        16,000        20,000
  Executive Vice President, Business Development            1998         150,000            --        50,000
  and Treasurer

Shelmer D. Blackburn, Jr.............................       1999         113,000        11,300        20,000
  Director of Operations and Secretary                      1998         100,000            --        53,333

STOCK OPTION GRANTS AND EXERCISES

         The following tables show for the year ended December 31, 1999 certain information regarding options granted to, and held at year end by, the named executive officers. Each of the options listed in the table below was granted pursuant to United Therapeutics' Amended and Restated Equity Incentive Plan and vests ratably over four years. The first table is based on an aggregate of 607,903 options granted to employees, directors and consultants in 1999, including the named executive officers. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant. The value of unexercised in-the-money options at December 31, 1999 is based on the closing bid price of $46.00 on that date, less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option.


                          OPTION GRANTS IN FISCAL YEAR

                                  INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF       % OF TOTAL                                       ASSUMED ANNUAL RATES OF
                             SECURITIES       OPTIONS                                         STOCK PRICE APPRECIATION
                             UNDERLYING      GRANTED TO       EXERCISE                             FOR OPTION TERM
                              OPTIONS       EMPLOYEES IN      PRICE PER      EXPIRATION     -----------------------------
NAME                        GRANTED(#)      FISCAL YEAR         SHARE           DATE             5%                10%
----                        ----------      -----------         -----           ----             --                ---
Martine A. Rothblatt....      80,000           16.0%            $27.50          9/09         $1,383,568        $3,506,233
James W. Crow...........      40,000            8.0              27.50          9/09            691,789         1,753,117
Gilles Cloutier.........      20,000            4.0              27.50          9/09            345,892           876,558
Shelmer D. Blackburn....      20,000            4.0              27.50          9/09            345,892           876,558



Amounts reported in the potential realizable value column above are hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option (10 years). The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent United Therapeutics' estimate or projection of the future common stock price.


                          FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF
                                            SECURITIES UNDERLYING                VALUE OF UNEXERCISED
                                           UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                               DECEMBER 31, 1999(#)              DECEMBER 31, 1999($)
                                     ------------------------------------        --------------------
NAME                                   EXERCISABLE     UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
----                                   -----------     -------------        -----------     -------------
Martine A. Rothblatt...........           26,667            203,352           $786,676         $4,843,295
James W. Crow..................           25,001            143,331            795,035          3,763,255
Gilles Cloutier................           20,000            140,000            620,000          2,700,000
Shelmer D. Blackburn, Jr.......           15,001             91,665            485,035          2,461,607

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

         In April 1999, United Therapeutics entered into an Executive Employment Agreement with Martine A. Rothblatt, its Chief Executive Officer. The employment agreement provides for an initial five year term ending on December 31, 2004, and automatically renews for successive one-year periods after each year, unless either party terminates the agreement. The current annual salary specified in the agreement is $180,000. Ms. Rothblatt is entitled to bonuses for each year of the initial term of the agreement in the form of stock options, in addition to other discretionary bonuses that may be awarded by the Board of Directors. On the first anniversary of United Therapeutics' initial public offering, Ms. Rothblatt will receive an option to purchase the number of shares of common stock equal to one percent of the increase in the company's market capitalization after United Therapeutics' initial public offering up to that date, divided by 18. At each of the next four anniversaries of the initial public offering, Ms. Rothblatt will receive an option to purchase the number of shares equal to one percent of the increase in United Therapeutics' market capitalization since the last anniversary, divided by 18. These options will be awarded pursuant to the Amended and Restated Equity Incentive Plan, discussed below, and will be fully exercisable on the date of grant. The options will have an exercise price equal to or exceeding the fair market value of a share of United Therapeutics' common stock on the date of grant. The options are exercisable over five years if Ms. Rothblatt is a 10% or greater stockholder on the date of grant, or 10 years otherwise. The maximum number of shares reserved for such grants is 7,939,517 and the maximum number that may be granted in any one calendar year may not exceed 500,000 shares in 2000, 701,353 shares in 2001, 681,434 shares in 2002, 2,757,832 shares in 2003 and 3,298,898 shares in 2004.

         If Ms. Rothblatt's employment is terminated due to her death or disability, the company will continue to pay to Ms. Rothblatt or her estate her current base salary through the end of the calendar year following such death or disability, and if her employment is terminated for disability, United Therapeutics will pay for continued benefits under its short-term and long-term disability insurance programs. If Ms. Rothblatt's employment is terminated by United Therapeutics other than for cause, or if Ms. Rothblatt terminates her employment for good reason, as these terms are defined in the agreement, including circumstances involving a change in control of United Therapeutics, she will be entitled to a lump sum cash payment equal to the sum of:

         o Her current base salary plus any bonus and incentive payments which have been earned through the date of termination;

         o The greater of her bonus and incentive payments for the prior year or the average of such payments for the prior two years, on a prorated basis for the year of termination;

         o Three times the sum of her highest annual base salary for the preceding 12 months and the greater of her previous year's bonus and incentive payment or the average of those payments for the previous two years; and

         o The difference between the fair market price and the exercise price of any non-vested options held by Ms. Rothblatt.

In addition, Ms. Rothblatt will receive certain employee and retirement benefits. The agreement prohibits Ms. Rothblatt from engaging in activities competitive with the company for five years following termination of her employment.

         United Therapeutics has entered into employment agreements with each of Drs. Crow and Cloutier and Mr. Blackburn. The term of Dr. Crow's agreement ends on July 15, 2002, and provides for an annual base salary of at least $150,000. The term of Mr. Blackburn's agreement ends on August 1, 2002, and provides for an annual base salary of at least $100,000. The term of Dr. Cloutier's agreement ends on April 7, 2003, and provides for an annual base salary of at least $150,000. Each of the agreements with Drs. Crow and Cloutier and Mr. Blackburn also provides for an automatic annual renewal unless either party terminates with at least 30 days notice to the other party. In addition, each of the agreements provides that if the employee is terminated by United Therapeutics other than for cause, or if the employee terminates the agreement for good reason, as those terms are defined in the agreements, the employee is entitled to his base salary through the full term of the agreement. In addition, each of these agreements prohibits Drs. Crow and Cloutier and Mr. Blackburn from accepting employment, consultancy or other business relationships with a competitor of United Therapeutics for twelve months following his last receipt of compensation from United Therapeutics.


                      REPORT OF THE COMPENSATION COMMITTEE

         United Therapeutics' executive compensation program is administered by the Compensation Committee. In addition to base salary, compensation for United Therapeutics' executive officers may include annual performance bonuses, stock options pursuant to the Amended and Restated Equity Incentive Plan and otherwise. It is the intention of the Compensation Committee to use salary and bonuses as compensation for current and past performance, while using stock options and restricted stock grants to provide incentives for superior long-term performance. To establish compensation for executive officers of United Therapeutics, the Compensation Committee uses subjective performance evaluations, and with respect to executive officers other than Ms. Rothblatt, the salary and bonus recommendations of Ms. Rothblatt.

         Ms. Rothblatt's 1999 compensation was determined in accordance with her Executive Employment Agreement. Each of the other named executive officers also has an employment agreement with the Company. In 1999, Ms. Rothblatt and each of the other executive officers received a cash bonus in an amount equal to 10% of his or her base salary, which bonus was based upon the achievement of certain development and performance goals by the Company in 1999.

                                      Members of the Compensation Committee

                                      Noah A. Samara
                                      David Gooray


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee for fiscal year 1999 were David Gooray and Noah A. Samara. None of the Compensation Committee members has served as an officer or employee of United Therapeutics or its subsidiaries. From the company's inception until March 1999, Martine A. Rothblatt, Chairman and Chief Executive Officer, served on the Compensation Committee. Effective March 1999, Ms. Rothblatt resigned from the Compensation Committee.


                             STOCK PRICE PERFORMANCE

         The graph below compares cumulative total shareholder return with the cumulative return (assuming reinvestment of dividends) of the Standard & Poor's Midcap 400 Index and the Standard & Poor's Biotechnology Index. The information on the graph covers the period from June 17, 1999 (the date United Therapeutics' common stock began trading pursuant to the company's initial public offering), through December 31, 1999. The stock price information shown on the graph below is not necessarily indicative of future stock price performance.

                 COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG UNITED THERAPEUTICS CORPORATION,
            THE S&P MIDCAP 400 INDEX AND THE S&P BIOTECHNOLOGY INDEX


                                    [GRAPH]


                           UNITED THERAPEUTICS        S&P               S&P
                               CORPORATION         MIDCAP 400       BIOTECHNOLOGY
                               -----------         ----------       -------------

6/17/99                          $100.00             $100.00           $100.00
12/31/99                         $377.44             $113.09           $189.92


* $100 Invested on 6/17/99 in stock or on 5/31/99 in index - including reinvestment of dividends. Fiscal Year Ending December 31.

** Date of United Therapeutics' initial public offering.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In August 1999, Unither Telemedicine Services Corporation entered into an agreement to form Quantum Medical Corporation, a Delaware corporation. Unither Telemedicine received approximately 35 percent of the initial outstanding common stock of Quantum Medical Corporation. Ms. Rothblatt will serve as Co-Chairman of the new company. At December 31, 1999, Unither Telemedicine's investment in Quantum Medical Corporation had an original cost of zero and was reported at zero, and its equity in the underlying net assets was approximately $158,000.

         In July 1999, a subsidiary of Unither Telemedicine Services Corporation entered into an agreement to form WonderClick.com (formerly AboveCable.com, Inc.), a Delaware corporation, to provide Internet access via cable television portals worldwide. This subsidiary received 20 percent of the initial outstanding common stock of WonderClick.com and the exclusive rights to offer telemedicine and electronic health services at the portal level. WorldSpace Corporation purchased a 50 percent common stock shareholding in the new corporation. The Chairman and Chief Executive Officer of WorldSpace is a major stockholder and member of the Board of Directors of United Therapeutics. As of December 31, 1999, the equity investment by the subsidiary of Unither Telemedicine in WonderClick.com had an original cost of zero and was reported at zero. The subsidiary's equity in the underlying net assets was approximately $349,000.

         On April 29, 1998, United Therapeutics purchased an office building for its corporate headquarters from an entity owned by Ms. Rothblatt for approximately $581,000, including expenses. United Therapeutics leased office space from Beacon Projects, Inc. in 1997 and 1998 under a lease that was terminated when the company purchased its building. Ms. Rothblatt is the President and owner of Beacon Projects. Payments under that lease totaled

$12,000 for the year ended December 31, 1998, and $15,000 for the year ended December 31, 1997. In addition, Unither Telemedicine Services Corporation, a subsidiary of United Therapeutics, entered into a lease for office space with Beacon Projects in March 1999. Payments under this lease will be approximately $30,000 annually until the lease expires in 2001. The Board of Directors approved these transactions based on independent appraisals and without the participation of Ms. Rothblatt. United Therapeutics believes that the terms of each of the transactions were at least as favorable as terms it could have obtained in arm's length transactions with an independent third party.

         Each of Ms. Rothblatt, Paul A. Mahon, General Counsel and Assistant Secretary of United Therapeutics, and Christopher Patusky, an officer of the company's telemedicine subsidiary, is a principal of the law firm Mahon Patusky Rothblatt & Fisher, Chartered, which United Therapeutics has retained in the past and intends to retain in the future. United Therapeutics paid the law firm approximately $338,000 during the year ended December 31, 1999, approximately $157,000 during the year ended December 31, 1998, approximately $81,000 during the year ended December 31, 1997 and approximately $5,000 during the period from inception to December 31, 1996.

         In 1998, United Therapeutics entered into a cooperative drug discovery agreement with William Harvey Research Limited. United Therapeutics paid $258,000 during the year ended December 31, 1999 and $162,000 during the year ended December 31, 1998 under this agreement. Under the agreement, United Therapeutics is required to pay William Harvey a royalty equal to 10% of net sales and license fees that the company earns from discoveries of William Harvey. Ms. Rothblatt is president of William Harvey Medical Research Foundation, an affiliate of William Harvey Research Limited.

         During 1997, Ms. Rothblatt loaned United Therapeutics $500,000 at an interest rate of 10% per annum. On August 19, 1997, principal and accrued interest totaling $508,334 was converted into common stock pursuant to the terms of the loan agreement. The company issued to Ms. Rothblatt 309,428 shares at approximately $1.62 per share.

         During 1996 and 1997, United Therapeutics earned substantially all of its revenue from the PPH Cure Foundation. Ms. Rothblatt is also a Director of the PPH Cure Foundation. United Therapeutics earned $115,909 for the year ended December 31, 1997, and $153,972 during the period from the date of inception of June 26, 1996 through December 31, 1996.

         The Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws provide that United Therapeutics will indemnify each of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, United Therapeutics has entered into indemnity agreements with each of the directors, which provide that United Therapeutics will indemnify each director to the fullest extent permitted by law.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires United Therapeutics' directors and executive officers and persons who own beneficially more than ten percent of any class of equity securities of the company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish United Therapeutics with copies of all Section 16(a) forms they file.

         To United Therapeutics' knowledge, based solely on review of the copies of such reports furnished to the company, during the fiscal year ended December 31, 1999, the company's directors, executive officers and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except Paul A. Mahon filed late with respect to one transaction.

                                 PROPOSAL NO. 2
             AMENDMENT TO AMENDED AND RESTATED EQUITY INCENTIVE PLAN


         A VOTE IN SUPPORT OF THIS PROPOSAL WOULD EXTEND COVERAGE OF UNITED THERAPEUTICS EQUITY INCENTIVE PLAN TO EMPLOYEES, DIRECTORS AND CONSULTANTS OF SUBSIDIARIES OF UNITED THERAPEUTICS. SHAREHOLDER APPROVAL IS REQUIRED FOR TAX PURPOSES.


         On October 16, 1999, the Board of Directors adopted an amendment to the United Therapeutics Corporation Amended and Restated Equity Incentive Plan, subject to approval by the company's stockholders, to permit awards to be granted to individuals who are directors (including non-employee directors), officers or other key employees (including employees who also are directors or officers) of or consultants to subsidiaries of United Therapeutics. Prior to the amendment, the Plan covered directors, officers and key employees and consultants of United Therapeutics. There are currently approximately 31 subsidiary employees who would be eligible to participate under the Plan as amended.

SUMMARY OF THE PLAN

         The Plan originally became effective November 12, 1997, was subsequently amended and restated effective April 9, 1999, and was amended again effective June 11, 1999 and, subject to the shareholder approval being sought here, on October 16, 1999. The purpose of the Plan is to provide flexibility to United Therapeutics to motivate, attract, and retain the services of employees upon whom the company's success depends. The Plan currently provides for the grant of awards, including options, stock appreciation rights, restricted stock awards or performances share awards or any other right or interest relating to shares or cash, to eligible participants. There are currently approximately 32 such eligible participants under the Plan, not including subsidiary employees.

         The Plan contemplates the issuance of common stock upon exercise of options or other awards granted under the Plan. A total of 14,939,517 shares of common stock has been reserved and is available for awards under the Plan, including the shares of common stock specifically reserved for future stock option grants to the Chief Executive Officer upon the attainment of certain performance criteria in accordance with her Executive Employment Agreement as discussed above ("Management--Executive Officer Employment Agreements"). The maximum number of shares that may be granted to any one or more participants in any calendar year (not including the Chief Executive Officer, whose grants are governed by her Employment Agreement) may not exceed 500,000 shares.

         The Plan is administered by the Compensation Committee, which has the power to determine the terms and conditions of awards. In addition, the committee has the authority to amend, modify or terminate the Plan. No amendment of the Plan may be made without approval of United Therapeutics' stockholders, however, if required by the Internal Revenue Code, by the insider trading rules of Section 16 of the Securities Exchange Act of 1934, or by the Nasdaq National Market. In addition, no action by the committee may affect any shares previously issued or any award previously granted under the Plan without the participant's written consent.

         Options granted under the Plan are not generally transferable and must be exercised within 10 years, subject to earlier termination upon termination of the option holder's employment, disability or death, but in no event later than the expiration of the option's term. The exercise price of all options granted under the Plan must be at least equal to the fair market value of the underlying shares of common stock on the date of the grant. Incentive stock options granted to any participant who owns 10% or more of United Therapeutics' outstanding common stock must have an exercise price equal to or exceeding 110% of the fair market value of a share of common stock on the date of the grant and must not be exercisable for longer than five years.

         Under the Plan, a participant may also be awarded a "performance award," which means that the participant may receive cash, stock or other awards which is contingent upon achieving performance goals established by the committee. The committee may also make "deferred share" awards, which entitles the recipient to receive the company's stock in the future for services performed between the date of the award and the date the participant may receive the stock. A participant who is granted a "stock appreciation right" under the Plan has the right to receive all or a percentage of the fair market value of a share of stock on the date of exercise of the stock appreciation right minus the grant price of the stock appreciation right determined by the committee. If a stock appreciation right is granted in connection with an incentive stock option, the grant price must not be less than the fair market value of the stock on the date of grant. Finally, the committee may make "restricted stock" awards under the Plan, which are subject to such terms and conditions as the committee determines and as are set forth in the award agreement relating to the restricted stock. Unless the committee otherwise provides, upon termination of a participant's employment during the period when the restrictions apply, the participant's restricted stock is forfeited to United Therapeutics.

         In the event of certain changes of control of United Therapeutics, the committee has discretion to provide that any award under the Plan that may be exercised will become fully exercisable, and/or that all restrictions on any awards under the Plan will lapse as the committee determines, which may be prior to the change of control. The Plan will terminate in November 2007, unless terminated sooner by the Board.

         As of March 31, 2000 options to purchase 2,054,997 shares of common stock were outstanding under the Plan and employee stock option agreements. No performance awards, deferred share awards, stock appreciation rights or restricted stock awards are outstanding under the Plan. As of March 31, 2000, there were 13,278,127 shares reserved for future grants or purchases under the Plan, including the shares of common stock reserved for issuance to the Chairman and Chief Executive Officer pursuant to her employment agreement. The number and identity of participants to whom awards will be made has not yet been determined by the committee. Subject to shareholder approval of the Plan amendment to extend the Plan to subsidiary employees, the Committee has granted to employees of SynQuest options to acquire 123,500 shares of common stock as of March 31, 2000. None of these persons is a named executive officer of United Therapeutics. If the Plan amendment is not approved, each of the SynQuest options granted by the committee will be deemed to be non-Plan grants of non-qualified options.

         The foregoing summary of certain provisions of the Plan is qualified by reference to the text of the Plan.

         The market value of United Therapeutics' common stock was $69.03 as of April 7, 2000, representing the average of the closing bid and ask prices of the common stock reported by the Nasdaq National Market on that date.

FEDERAL INCOME TAX CONSEQUENCES

         Non-Qualified Stock Options. Although a participant will not recognize income upon the original grant of options, if the participant chooses to exercise the options, he or she will recognize ordinary income in an amount equal to the difference between the fair market value of the shares of common stock on the date of exercise and the aggregate exercise price for such shares. To the extent, and in the year, that the participant recognizes income, United Therapeutics may take a deduction. The participant's tax basis in the shares received will equal the fair market value of such shares on the date of exercise.

         If the participant disposes of shares purchased pursuant to a non-qualified option, any gain or loss will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held. See capital Gains and Losses below. If a participant surrenders previously acquired shares to pay for a non-qualified option, the excess, if any, of the fair market value of the newly-acquired shares over the fair market value of the surrendered shares will be includable in his or her income. No gain or loss will be recognized on the surrender of the previously acquired shares.

         A participant does not recognize income when he or she receives restricted shares pursuant to the exercise of a non-qualified option (unless he or she elects to do so within thirty days of the transfer of restricted shares). Upon the lapse of the restriction, the participant will recognize income in an amount equal to the fair market value of the shares on the date the restriction lapses, and United Therapeutics will be entitled to a tax deduction of the same amount. If the participant elects to recognize income within thirty days of receipt of the shares, the participant will recognize income in an amount equal to the fair market value of the shares on the date of receipt of the restricted shares, and United Therapeutics will be entitled to an income tax deduction of the same amount.

         Incentive Stock Options. Participants who receive incentive stock options are not required to recognize income, and United Therapeutics may not take a deduction upon the grant of such options. Similarly, when a participant exercises any incentive stock options, provided he or she does not dispose of the shares for at least one year after exercise and at least two years after the date of grant, the participant will not be required to recognize income, and United Therapeutics may not take a deduction. The participant's basis in the shares of common stock received upon exercise will equal the aggregate exercise price that the participant paid for such shares.

         Furthermore, the participant must include in his or her alternative minimum taxable income the difference between the fair market value of the shares of United Therapeutics' common stock received on the date of exercise and the aggregate exercise price of such shares. Section 55 of the Internal Revenue Code imposes an alternative minimum tax equal to the excess, if any, of a percentage of the participant's alternative minimum taxable income over his or her irregular federal income tax. Alternative minimum taxable income is determined by adding (a) the difference between the fair market value of the participant's shares of the common stock received on the date of exercise of an incentive stock option and the aggregate exercise price of such shares, plus (b) other items of tax preference, to the participant's adjusted gross income, and then subtracting certain allowable deductions and an exemption amount.

         If a participant pays the exercise price of an incentive stock option with previously acquired shares, the participant does not recognize gain or loss on the exercise of such option. If the participant pays for the exercise of a current incentive stock option with shares previously acquired upon the exercise of an incentive stock option, however, and the participant did not hold the stock for at least the one-year-after-exercise or two-years-from-grant holding period, the disposition will be disqualified. In this case, the participant will recognize ordinary income on the disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior incentive stock option and the amount paid for such shares (but not in excess of the gain realized on the disqualifying disposition).

         Capital Gains and Losses. If a participant holds shares for more than twelve months and, in the case of shares acquired by exercise of an incentive stock option, does not dispose of such shares for at least two years after the date of the underlying option grant, upon a subsequent disposition, the participant will realize long term capital gain or loss equal to the difference between the amount received upon such disposition and his or her basis in the shares.

         Except in the case of shares acquired by exercise of an incentive stock option, if a participant disposes of the shares twelve months or less after he or she acquired them, the participant will realize short term capital gain or loss equal to the difference between the amount received upon such disposition and his or her basis in the shares.

         If a participant disposes of shares acquired through exercise of an incentive stock option within two years from the date of grant or within two years from the date of exercise, the participant will recognize ordinary income equal to the excess, if any, of the lesser of (a) the amount received on such disposition, or (b) the fair market value of the shares on exercise of the incentive stock option, over the option price. The amount received, if any, in excess of the amount of ordinary income recognized upon such disposition, will be long term or short term capital gain, depending upon whether the participant has held the shares for more than twelve months.

         To the extent that a participant recognizes ordinary income, United Therapeutics is allowed to take a deduction.

         The foregoing is only a summary of the tax consequences related to options which may be granted under the Plan and is based on United Therapeutics' understanding of those consequences under current law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

                              INDEPENDENT AUDITORS

         United Therapeutics is presently utilizing the services of KPMG LLP, which has been the company's independent auditors since 1997 and will serve as the company's independent auditors for the fiscal year ended December 31, 2000. Representatives of KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         Stockholder proposals intended for inclusion in United Therapeutics' proxy statement and form of proxy for the 2001 annual stockholders meeting must be received by United Therapeutics no later than December 17, 2000. Upon receipt of any stockholder's proposal, United Therapeutics will determine whether to include the proposal in the proxy statement and form of proxy in accordance with the regulations governing solicitation of proxies.

         In order for a stockholder to nominate a director for election at the 2001 annual stockholders meeting, the company's Amended and Restated Bylaws require that the stockholder give timely notice of the nomination to the company in advance of the meeting. Such notice must be given not less than 90 days nor more than 120 days prior to the anniversary date of the 2000 annual meeting of stockholders.

         In order for a stockholder to bring other business before the 2001 annual stockholders meeting, timely notice must be given to United Therapeutics in advance of the meeting. Such notice must be given no less than 90 nor more than 120 days prior to the anniversary date of the 2000 meeting, and must include a description of the proposed business, the reason for conducting the proposed business at the meeting and other matters as specified in United Therapeutics' Amended and Restated Bylaws. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in United Therapeutics' proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by proxies designated by the company.

         All notices of proposals must be given to United Therapeutics' Secretary, Shelmer D. Blackburn, Jr., whose address is 1110 Spring Street, Silver Spring, MD 20910.

         The company will furnish a copy of United Therapeutics' Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws to any stockholder without charge upon written request to the Secretary by the stockholder.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented for consideration at the annual meeting. If any other matter properly comes before the meeting, the persons named in the accompanying proxy intend to vote on such matters in accordance with their judgment.



APRIL 14, 2000

                                    APPENDIX

                         UNITED THERAPEUTICS CORPORATION
                   AMENDED AND RESTATED EQUITY INCENTIVE PLAN


                   (As amended effective as of March 8, 2000)

ARTICLE I
PURPOSE

1.1 General.

         The purpose of the United Therapeutics Corporation Equity Incentive Plan (the "Plan") is to promote the success, and enhance the value, of United Therapeutics Corporation (the "Company"), by linking the personal interests of its qualified directors, officers and other key employees to those of Company stockholders and by providing its qualified directors, officers and other key employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected directors, officers and key employees.


ARTICLE 2
EFFECTIVE DATE

2.1 Effective Date.

         The Plan was originally effective November 12, 1997, subject to approval by the stockholders of the Company, which approval was duly obtained. Amendments to the Plan were approved by the Board of Directors on April 9, 1999, subject to the approval of the stockholders of the Company. The Plan as so amended and restated will be deemed to be approved by the stockholders if it receives the approval of the holders of a majority of the shares of stock of the Company in accordance with the applicable provisions of the Laws of the State of Delaware and the By-laws of the Company. Any Awards granted under the Plan as so amended prior to stockholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before stockholder approval. If the stockholders fail to approve the Plan as amended within twelve (12) months of April 9, 1999, any Award previously made pursuant to the amended Plan shall be automatically canceled without any further act.


ARTICLE 3
DEFINITIONS

3.1 Definitions.

         When appearing in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1, unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

         (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, or Performance Share Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

         (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Committee" means the committee of the Board described in Article
         4.

         (f) "Company" means United Therapeutics Corporation.

         (g) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Such disability determination shall be made in accordance with Code section 22(e)(3).

         (h) "Effective Date" has the meaning assigned such term in Section 2.1.

         (i) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee.

         (j) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         (k) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

         (l) "Option" means a right granted to a Participant under the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

         (m) "Participant" means a person who, as a director, officer or key employee of the Company, has been granted an Award under the Plan.

         (n) "Performance Award" means a right granted to a Participant under
         Article 9 to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee (includes "Performance Shares" and "Performance Units").

         (o) "Performance Share" means a right granted to a Participant under
         Article 9 to receive shares of Company Stock, the payment of which is contingent upon achieving certain performance goals.

         (p) "Performance Units" means a right granted to a Participant under
         Article 9 to receive units the value of which is equivalent to $1.00, the payment of which is contingent upon achieving certain performance goals.

         (q) "Plan" means the United Therapeutics Corporation Amended and Restated Equity Incentive Plan, as it may be further amended from time to time.

         (r) "Restricted Stock Award" means Stock granted to a Participant under
         Article 10 that is subject to certain restrictions and to risk of forfeiture.

         (s) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company.

         (t) "Stock" means the United Therapeutics Corporation par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 12.

         (u) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR and the grant price of the SAR, as determined pursuant to Article 8.

         (v) "1933 Act" means the Securities Act of 1933, as amended from time to time.

         (w) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.


ARTICLE 4
ADMINISTRATION

4.1 Committee.

         The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of two or more members of the Board who are
(i) "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder, and (ii) "non-employee directors," as such term is defined for purposes of Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision, except as may be otherwise permitted under
Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

4.2 Action by the Committee.

         For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting who are, at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 Authority of Committee.

         The Committee has the exclusive power, authority and discretion to:

         (a) Designate Participants;

         (b) Determine the type or types of Awards to be granted to each Participant;

         (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

         (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

         (e) Determine whether, to what extent, and under what circumstances an Award may be granted, or the exercise price of an Award may be paid in (cash, Stock, other Awards, or other property), or an Award may be canceled, forfeited, or surrendered;

         (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

         (g) Decide all other matters that must be determined in connection with an Award;

         (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

         (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4 Decisions Binding.

         The Committee is hereby granted discretionary authority to construe and interpret the provisions of the Plan. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.


ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1 Number of Shares.

         Subject to adjustment as provided in Section 12.1, the aggregate number of shares of Stock reserved and available for Awards, except with respect to Options granted pursuant to Section 7.3, shall be 7,000,000. Subject to adjustment as provided in Section 12.1, the aggregate number of shares of Stock reserved and available for the Options granted pursuant to Section 7.3 shall be 7,939,517.

5.2 Lapsed Awards.

         To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

5.3 Stock Distributed.

         Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 Limitation on Number of Shares Subject to Awards.

         Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to one or more Participants over any one calendar year period during the term of the Plan shall not exceed 500,000 in the aggregate; provided, however, that the maximum number of shares of Stock with respect to an Option granted to the Chief Executive Officer pursuant to Section 7.3 in 2000 shall not exceed 500,000; in 2001 shall not exceed 701,353; in 2002 shall not exceed 681,434; in 2003 shall not exceed 2,757,832; and in 2004 shall not exceed 3,298,898.



ARTICLE 6
ELIGIBILITY

6.1 General.

         Awards may be granted only to individuals who are directors (including non-employee directors), officers or other key employees (including employees who also are directors or officers) of or consultants to the Company or to the Company's subsidiaries, as determined by the Committee.


ARTICLE 7
STOCK OPTIONS

7.1 General.

         The Committee is authorized to grant Options to Participants in such amounts as it deems appropriate in its discretion and subject to such conditions and based on such criteria as it may deem advisable (including performance based criteria or conditions) consistent with the other terms of the Plan and the following:

         (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee.

         (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

         (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

         (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

         (e) Dividend Equivalents. Any Option may provide for the payment of dividend equivalents to the Participant on a current, deferred or contingent basis or may provide that Dividend Equivalents be credited against the option price. The right to Dividend Equivalents, if so provided, shall be evidenced in the Award Agreement.

7.2 Incentive Stock Options.

         The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

         (a) Exercise Price. Subject to Section 7.2 (e) below, the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

         (b) Exercise. Subject to Section 7.2(e) below, in no event may any Incentive Stock Option be exercisable for more than ten (10) years from the date of its grant.

         (c) Lapse of Option. An Option shall lapse under the following circumstances:

                  (1) A vested Option shall lapse according to the Stock Option Agreement entered into by the Participant and according to this Plan, provided, however, that vested Incentive Stock Options not exercised within three months after the Participant's termination of employment shall be treated as Non-Qualified Stock Options as defined by the Code.

                  (2) If the Participant becomes disabled within the meaning of Disability under Section 3.1(g) of the Plan, then the Option will lapse twelve (12) months after employment ceased due to the Disability.

                  (3) If the Participant dies before the Option lapses pursuant to paragraph (1), (2) or (3) or before its original expiration as indicated above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Options or shall die intestate, by the person or persons entitled to receive such Incentive Stock Options under the applicable laws of descent and distribution.

         (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined at the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

         (e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five (5) years after the date of grant.

         (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the original Effective Date (i.e., November 12, 19977).

         (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

         (h) Grants only to Employees. Incentive Stock Options may be granted only to employees of the Company.

7.3  Incentive Stock Option Grants to Chief Executive Officer

         Pursuant to the terms of the Executive Employment Agreement entered into by and between the Company and its Chief Executive Officer, dated April 5, 1999, as amended, the Company shall make annual grants of Incentive Stock Options to the Chief Executive Officer. The number of shares subject to each Incentive Stock Option shall be determined in accordance with the Employment Agreement. The terms of the Award Agreement for such Option grants shall be in form and substance as attached to the Employment Agreement.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1 Grant of SARs.

         The Committee is authorized to grant SARs to Participants on the following terms and conditions:

         (a) Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive all or a percentage of:

                  (1) The Fair Market Value of one share of Stock on the date of exercise, minus,

                  (2) The grant price of the SAR as determined by the Committee. In the case of a SAR offered in tandem with an Incentive Stock Option, the grant price of the SAR shall not be less than the Fair Market Value of one share of Stock on the date of grant.

         (b) Tandem Awards. SARs may be granted alone or in tandem with options. If a SAR is granted in tandem with an option, the SAR may only be exercised at a time when the related option is exercisable and the difference between the Fair Market Value and the grant price is a positive number. The exercise of the tandem SAR requires the surrender of the related option for cancellation.

         (c) Other Terms. All awards of SARs shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement. The grant of any SAR may include the right to Dividend Equivalents as described in Section 7.1(e).


ARTICLE 9
PERFORMANCE AWARDS

9.1 Grant of Performance Awards.

         The Committee is authorized to grant Performance Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant. All grants of Performance Awards shall be evidenced by an Award Agreement.

9.2 Right to Payment.

         A grant of Performance Awards gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Awards are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3 Other Terms.

         Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.


ARTICLE 10
RESTRICTED STOCK AWARDS

10.1 Grant of Restricted Stock.

         The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2 Issuance and Restrictions.

         Restricted Stock shall be subject to such restrictions as the Committee may choose to impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. An award of Restricted Stock will provide the Participant with voting, dividend and other ownership rights provided in the Award Agreement.

10.3 Forfeiture.

         Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock, that is at that time subject to restrictions, shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from any specified cause, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 Certificates for Restricted Stock.

          Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.


ARTICLE 10A
DEFERRED SHARES

10A.1  Deferred Shares.

         The Committee is authorized to make Awards of Deferred Shares to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Deferred Share Award shall entitle the Participant to receive Stock from the Company in the future in consideration for services performed during the Deferral Period. All services required of the Participant for receipt of the Deferred Share shall be evidenced by an Award Agreement.

10A.2  Deferral Period.

         The "Deferral Period" means the time period mandated by the Award Agreement during which specified services are to be performed by the Participant that will merit receipt of the Deferred Shares.

10A.3  Other Conditions.

         The Committee may authorize Dividend Equivalents, defined under Section 7.1(e), to be provided on or after the date of any grant under this Section. During the Deferral Period the Participant has no right to transfer any rights covered by the Award and no right to vote the Stock.

         The grant of any Deferred Shares may require the payment of additional consideration. However, in no case shall the additional consideration exceed the Fair Market Value of the Shares on the date of grant.

ARTICLE 11
PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone, Tandem, and Substitute Awards.

         Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Exchange Provisions.

         The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 12.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

11.3 Term of Award.

         The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

11.4 Form of Payment for Awards.

         Subject to the terms of the Plan, the Award Agreement or any applicable law, payments or transfers to be made by the Company on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

11.5 Limits on Transfer.

         No right or interest of a Participant in any Award may be encumbered or pledged to or in favor of any party other than the Company , or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

11.6 Beneficiaries.

         Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.7 Stock Certificates.

         All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

11.8 Acceleration Upon Death or Disability.

         Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall then lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.9 Acceleration Upon Certain Events.

         In the event of (i) the commencement of a public tender offer for all or any portion of the Stock, (ii) a proposal to merge, consolidate or otherwise combine with another company is submitted to the stockholders of the Company for approval, or (iii) the Board approves any transaction or event that would constitute a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to become fully exercisable, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.


ARTICLE 12
CHANGES IN CAPITAL STRUCTURE

12.1 General.

         In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, stock split, reverse stock split, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged. The Committee shall make such adjustments to the aggregate purchase price for the shares then subject to each Award as it deems necessary or advisable to put Participants in the same relative position after such change in capital structure as before such change.

ARTICLE 13
AMENDMENT, MODIFICATION AND TERMINATION

13.1 Amendment, Modification and Termination.

         With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that no amendment of the Plan may be made without approval of the stockholders of the Company as may be required by the Code, by the insider trading rules of Section 16 of the 1934 Act, by any national securities exchange or automated quotation system on which the Stock is listed or reported.

13.2 Awards Previously Granted.

         No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.


ARTICLE 14
GENERAL PROVISIONS

14.1 No Rights to Awards.

         No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

14.2 No Stockholder Rights.

         No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

14.3 Withholding.

         The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

14.4 No Right to Employment.

         Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

14.5 Unfunded Status of Awards.

         The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.

14.6 Indemnification.

         To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the By-Laws of the Company or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7 Relationship to Other Benefits.

         No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company.

14.8 Expenses.

         The expenses of administering the Plan shall be borne by the Company.

14.9 Titles and Headings.

          The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10 Gender and Number.

         Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.11 Fractional Shares.

         No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

14.12 Securities Law Compliance.

         With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under the Plan are intended to comply with Rule 16b-3(d) as transactions between the Company and its officers or directors. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

14.13 Government and Other Regulations.

         The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.14 Governing Law.

         To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the District of Columbia.

                        UNITED THERAPEUTICS CORPORATION
      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2000


         The undersigned hereby names, constitutes and appoints Martine A. Rothblatt and Paul A. Mahon, and each of them, with full powers of substitution to act as true and lawful attorneys and proxies for the undersigned, and in the place and stead of the undersigned to attend the Annual Meeting of the Stockholders of United Therapeutics Corporation to be held at 11:00 a.m. on Tuesday, May 23, 2000, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on April 7, 2000, with all the powers that the undersigned would possess if he or she were personally present.

         THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

         Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to United Therapeutics at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt
from United Therapeutics prior to the execution
of this proxy of the Notice of Annual Meeting
of Shareholders, a Proxy Statement and the
1999 Annual Report to Shareholders.              UNITED THERAPEUTICS CORPORATION
                                                 P.O. BOX 11415
                                                 NEW YORK, N.Y. 10203-0415

     (continued and to be SIGNED on the
                 reverse side)

                     o        DETACH PROXY CARD HERE     o


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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES NAMED BELOW.

1. Election of Directors      FOR all nominees listed below,       / /  WITHHOLD AUTHORITY to vote        / /   *EXCEPTIONS   / /
                              except as marked to the                   for all nominees listed below
                              contrary

Nominees:  Class I: Martine A. Rothblatt, James W. Crow, Ph.D., Gilles Cloutier, Ph.D.
           Class II: Olivia Giscard of d'Estaing, Henry Hicks, Michael Miles
           Class III: Shelmer D. Blackburn, Noah A. Samara, David Gooray, M.D.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)

*Exceptions ______________________________________________________________________________________________________________________
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

2. Approval of an amendment to the Amended and Restated Equity          3. The transaction of such other business as may properly
   Incentive Plan.                                                         come before the meeting and any and all adjournments
                                                                           thereof.

   FOR  / /     AGAINST  / /     ABSTAIN  / /                                             I plan to attend
                                                                                          the meeting.               / /

                                                                                          Change of Address and
                                                                                          or Comments Mark Here      / /

                                                                                 NOTE: Please sign exactly as name or names appear
                                                                                 on this proxy card. When signing as attorney,
                                                                                 executor, administrator, trustee, custodian or
                                                                                 guardian, please give full title. If shares are
                                                                                 held jointly, each holder should sign.

                                                                                 Date ____________________________________, 2000

                                                                                 _______________________________________________
                                                                                            SHAREHOLDER (print name)

                                                                                 _______________________________________________
                                                                                            SHAREHOLDER (sign name)


                                                                                                VOTES MUST BE INDICATED
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.         (X) IN BLACK OR BLUE INK.   /X/
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                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE